UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2006

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the election of Paul C. Heeschen to our Board of Directors, as described in Item 5.02 below, we provided an indemnification agreement to Mr. Heeschen effective February 6, 2006. The indemnification agreement is substantially similar to the form of indemnification agreement that we have previously entered into with each of our executive officers and directors, which provides the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation, as well as certain procedural protections. These indemnification agreements may require us, among other things, to indemnify our executive officers and directors against liabilities that may arise by reason of their status or service as officers or directors. The foregoing description of our indemnification agreements with our executive officers and directors does not purport to be complete and is qualified in its entirety by the terms of our Form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Heeschen’s service on the Board of Directors and Audit Committee, he will receive the compensation that we customarily pay to non-employee directors serving in such capacities. On February 6, 2006, our Board of Directors revised our non-employee director compensation policy and approved paying to each such director a quarterly retainer of $6,000, plus $2,500 for each regular board meeting attended in person or telephonically, $1,000 for each special board meeting attended in person or telephonically, $1,000 for each committee meeting attended in person, and $500 for each committee meeting attended telephonically. We reimburse each of our directors for reasonable out-of-pocket expenses that they incur in connection with attending board or committee meetings.

Upon his election to the Board of Directors on February 6, 2006, Mr. Heeschen was granted an option to acquire 20,000 shares of our common stock at an exercise price of $5.55 per share, which was the market value of our common stock as of the date of grant. The option was issued under our Amended and Restated 1994 Stock Incentive Plan (the “1994 Plan”), will vest in equal quarterly installments over two years, will vest in full upon a change of control of our company, and will expire ten years from the date of grant. Mr. Heeschen will be eligible for continued participation in our 1994 Plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in our Current Report on Form 8-K that we filed with the SEC on February 3, 2006, the resignation of Mark C. Layton as a member of our Board of Directors and Audit Committee effective February 1, 2006 caused us to fall out of compliance with the requirement of NASDAQ Marketplace Rule 4350(d)(2)(A) that our Audit Committee be comprised of at least three members. The election of Mr. Heeschen to serve on our Board of Directors and Audit Committee, as described in Item 5.02 below, has allowed us to regain compliance with that requirement of the NASDAQ Marketplace Rules. On February 6, 2006, we notified NASDAQ of Mr. Heeschen’s election. We received confirmation from NASDAQ on February 9, 2006 that, subject to public disclosure of the matter in accordance with applicable NASDAQ rules and securities law requirements, we have regained compliance with Rule 4350(d)(2)(A) and the matter is closed.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 6, 2006, our Board of Directors elected Paul C. Heeschen to fill the vacancy on our Board of Directors and Audit Committee created by the resignation of Mark C. Layton. Mr. Layton’s resignation, which was effective February 1, 2006, was previously disclosed in the Current Report on Form 8-K that we filed with the SEC on February 3, 2006. Mr. Heeschen will serve until the next annual meeting of stockholders or until his successor is elected and qualified.

Mr. Heeschen, age 48, has served as a member of the board of directors of Diedrich Coffee, Inc. since January 1996, and was elected to serve as its Chairman in February 2001. For the past 13 years, Mr. Heeschen has been a Principal of Heeschen & Associates, a private investment firm.

In connection with Mr. Heeschen’s election to our Board of Directors and Audit Committee, our Board of Directors determined that Mr. Heeschen is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules, meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, and satisfies the additional independence and financial literacy standards required of all Audit Committee members pursuant to Marketplace Rule 4350(d).

There is no arrangement or understanding between Mr. Heeschen and any other person pursuant to which he was selected as a director. There has not been any transactions involving amounts greater than $60,000, either since the beginning of our last fiscal year or currently proposed, to which we are a party and in which Mr. Heeschen had a direct or indirect material interest.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

10.1

Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.48 of our Annual Report on Form 10-K, File No. 0-25790, for the year ended December 31, 2002 filed with the SEC on March 31, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  PC MALL, INC.

Date: February 10, 2006                                                                         By: /s/ Robert I. Newton

Robert I. Newton
General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1

Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.48 of our Annual Report on Form 10-K, File No. 0-25790, for the year ended December 31, 2002 filed with the SEC on March 31, 2003).